Exhibit 99.1

Social Life Announces Record Growth in 2022, Topping 300% Increase in Annual Sales

significantly increased its annual sales by 318% year-over-year from 2021 while holding operating expenses in line with 2021 has significantly increased operating income for 2022

LOS ANGELES, CA / January 6, 2023 / Social Life Network, Inc. (OTC: WDLF) announces today, a 318% increase in sales year-over-year for 2022. The annual revenue in SaaS licensing for 2021 was $291,000 compared to $929,412.50 in 2022.

“We entered 2022 expecting that we would double our revenues, based on our sales efforts in the second half of 2021 heading into last year,” said Ken Tapp, CEO of Social Life Network.

“Our 2022 sales predictions were far exceeded as we finished off the second half of last year, reaching $929 thousand in blockchain and social network licensing sales”, added Social Life Network President, Todd Markey.

Social Life Network, doing business as Decentral Life and focusing on providing blockchain and AI technology through SaaS licensing to companies starting in 2022, significantly increased its annual sales by 318% year-over-year from 2021 while holding operating expenses in line with 2021 has significantly increased operating income for 2022.

About Social Life Network and Decentral Life, Inc.

Decentral Life is a SaaS company providing blockchain and AI technology through license agreements, with a division of the company, Social Life Network, that operates a Technology Business Incubator (TBI) provides tech start-ups with executive leadership and consulting, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their customer base and usership.

Since the formation of the company in January of 2013, the TBI program has aided in the launch of niche industry social network and ecommerce marketplaces that service the tens of millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, motor sports, travel, hunting, fishing, and camping.

For more information, visit our website @ https://www.WDLF.ai/

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified using the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations, and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations, or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. No information in this press release should be construed as any indication whatsoever of actual future financial results, revenues, or stock price. Readers of this press release should not place undue reliance upon the sales increases as they should be judged against our entire financial results for our fiscal year 2022 to be included in our Form 10-K that has not yet been filed with the SEC, which is scheduled to be filed on or before March 31, 2023.

Todd Markey

Investor Relations

Social Life Network, Inc.

ir@WDLF.ai

1-855-933-3277